UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 30, 2013

Lakes Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 30, 2013, Lakes Entertainment, Inc. (“Lakes”) and Evitts Resort, LLC, a wholly owned subsidiary of Lakes (“Evitts”) entered into a Change of Terms Agreement (“Agreement”) with Centennial Bank (“Centennial”) relating to the Construction Loan Agreement (“Loan Agreement”) by and between Evitts and Centennial dated December 17, 2012. The Agreement, which is effective on November 1, 2013, reduced the interest rate from 10.5% to 5.5%, modified the draw requirements for the remaining amount of the loan, and amortized repayment of the loan over 84 months. Evitts currently has borrowed $13,446,718.54 under the Loan Agreement and has $4,053,281.46 of credit available under the Loan Agreement, which may be drawn at any time up to December 31, 2018.

A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	Change in Terms Agreement by and between Evitts Resort, LLC, Lakes Entertainment, Inc., and Centennial Bank dated November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: November 4, 2013	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer